Exhibit 10.13

                            AMENDED COMMERCIAL LEASE

         THIS Amended Commercial Lease (the "Lease") is made and entered into by and between Theodore Max Kniesche, Jr. and Betty Ann Kniesche, his wife, individually and as trustees of the KNIESCHE FAMILY IRREVOCABLE TRUST, hereinafter collectively referred to as Landlord, and Stefan Filipcik, hereinafter referred to as Tenant. This Lease supersedes that certain Commercial Lease dated December 28, 1989, and any amendments thereto (collectively the "1989 Lease"). Stefan Filipcik and F F & L, Incorporated have entered into an agreement for the sale of Schroeders' Restaurant, which business currently is operated from the Premises described in Article 2 of this Lease. Pursuant to an assignment and assumption agreement, the 1989 Lease may be assigned to and assumed by Tenant, said assignment to be effective upon close of escrow. This Lease is effective as of the date of the close of said escrow and shall be null and void if said closing has not occurred on or before May 30, 1997.

                                    RECITALS

         A. Landlord owns or controls that certain real property commonly known as 234-240 Front Street, San Francisco, California (the "Real Property").

         B. There exists on the Real Property a mixed-use building which contains restaurant and office space (the "Building").

         C. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant a certain portion of the Building subject to and upon the terms, covenants and conditions set forth herein.

         NOW, THEREFORE, Landlord and Tenant covenant and agree as follows:

1. BASIC LEASE INFORMATION

         1.1 The following is a summary of basic lease information. Each term or matter in this Article 1 shall be deemed to incorporate all of the terms set forth herein below pertaining to such matter or item and to the extent there is any conflict between the provisions of this Article 1 and any more specific provision of this Lease, such more specific provision shall control.

Building Address:      240 Front Street
                       San Francisco, California 94111

Landlord:              Theodore Max Kniesche,  Jr. and Betty Ann  Kniesche,
                       his wife, individually and as trustees of the Kniesche
                       Family Irrevocable Trust

Notice Addresses       P.O. Box 67
of Landlord:           Kentfield, California  94914
                       (for notice by certified mail only)

                       with a copy to:

                       Sharon L. O'Grady, Esq.
                       Holman & O'Grady
                       345 California Street, Suite 1770
                       San Francisco, California  94104

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Telephone:             (415) 928-0673

Tenant: Stefan Filipcik or an assignee corporation of which Stefan Filipcik is an officer, director and shareholder

Notice Address         707 Upton Street
of Tenant:             Redwood City, California  94061
                       (for all notices -by certified mail and by personal delivery)

Key Contact            Stefan Filipcik
for Tenant:            Telephone: (650) 364-0360

Premises (Article 2):  5170 square feet of ground floor restaurant space;
                       5600 square feet of basement space and 360 square feet of mezzanine space at the real property commonly known as 240 Front Street, San Francisco, California

Term (Article 3):      Commencing on April __, 1997; terminating on
                       March 31, 2012

Base Rent
(Articles 4 and 5):    Annual base rent:
                       For Year 1:      $102,000
                       For Year 2:      $114,000
                       For Year 3:      $120,000
                       For Year 4:      $126,000
                       For Year 5:      $132,000
                       For Year 6:      $138,000
                       For Year 7:      $144,000
                       For Year 8:      $144,000 + CPI adjustment
                       For Year 9:      $144,000 + CPI adjustment
                       For Year 10:     $144,000 + CPI adjustment
                       For Year 11:     $144,000 + CPI adjustment
                       For Year 12:     $144,000 + CPI adjustment
                       For Year 13:     $144,000 + CPI adjustment
                       For Year 14:     $144,000 + CPI adjustment
                       For Year 15:     $144,000 + CPI adjustment

                       Monthly installments:
                       For Year 1
                       (first six months):         $ 8,000
                       For year 1
                       (next six months):          $ 9,000
                       For Year 2:                 $ 9,500
                       For Year 3:                 $10,000
                       For Year 4:                 $10,500
                       For Year 5:                 $11,000

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                       For Year 6:                 $11,500
                       For Year 7:                 $12,000
                       For Year 8:                 $12,000 + CPI adjustment
                       For Year 9:                 $12,000 + CPI adjustment
                       For Year 10:                $12,000 + CPI adjustment
                       For Year 11:                $12,000 + CPI adjustment
                       For Year 12:                $12,000 + CPI adjustment
                       For Year 13:                $12,000 + CPI adjustment
                       For Year 14:                $12,000 + CPI adjustment
                       For Year 15:                $12,000 + CPI adjustment

Tenant's Tax Share     50%
(Article 6):

Tenant's Insurance     50%
Share (Article 7):

Use (Article 7):       Restaurant

Security Deposit       $19,500 cash
(Article 22):

2. PREMISES

         2.1 Subject to the terms, covenants and conditions set forth in these Lease, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises"), including improvements, located at 240 Front Street, San Francisco, California, 94111, and consisting of 5170 square feet of ground floor restaurant space, 5600 square feet of basement space and 360 square feet of office-mezzanine space, accessible from the ground floor. The Premises are part of the Building located at 234 and 240 Front Street, San Francisco, California 94111 (the "Building").

         2.2 The Premises doe not include the furniture, fixtures and equipment described in Exhibit A, which is attached to and made a part hereof by this reference, nor 300 square feet of the basement storage area.

         2.3 The Premises are subject to the right of Landlord or any tenant of Landlord to have access to the remaining 300 square feet of storage space by use of the freight elevator and/or stairs on a reasonable basis.

3. TERM

         3.1 The Premises are leased for a term (the "Term") commencing on April __, 1997, and ending on March 31, 2012, or such earlier date on which this Lease terminates pursuant to the terms hereof.

         3.2 Should the Tenant hold over and continue in possession of the Premises after expiration of the term of this lease or any extension thereof, Tenant's continued occupancy of the Premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this lease save and except that the rent for the hold over period shall be at a rate of one hundred and fifty percent (150%) of the last month's rent of the lease prior to the hold over period.

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4. RENT; ADDITIONAL CHARGES

         4.1 Tenant will pay to Landlord during the Term the annual Base Rent specified in Article 1 as the same may be increased pursuant to Section 5.1 (herein called the "Base Rent"). The Base Rent will be payable in equal consecutive monthly installments on or before the first day of each month, in advance, at the address specified for Landlord in Article 1, or such other place as Landlord may designate in writing, without any prior demand and without any deduction or setoff. If the Commencement Date occurs on a day other than the last day of the calendar month, then the rental for such fractional month will be prorated based on a thirty day month.

         4.2 Tenant shall pay to Landlord all charges and other amounts required under this Lease (herein called "Additional Charge") as additional rent, including, without limitation, the charges for Real Estate Taxes and Insurance provided for in Article 6. All such Additional Charges will be payable as additional rent at the place where the Base Rent is payable. Landlord will have the same remedies for a default in the payment of any Additional Charges as for a default in the payment of Base Rent.

         4.3 If Tenant fails to pay any Base Rent or Additional Charges within seven days after the date the same is due and payable, such unpaid amounts will be subject to a late payment charge equal to six percent (6%) of the unpaid amounts in each instance. Tenant shall be entitled to only one (1) notice of late payment in any twelve (12) month period. Tenant shall have five (5) calendar days after such notice to make full payment to Landlord. If such payment is not received within such five (5) day period, the late charge shall be due and payable. After one (1) such notice is given by Landlord in any twelve
(12) month period, all subsequent late payments during the subsequent twelve
(12) month period shall be subject to the late payment charge without notice. The late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine. The late payment charge constitutes liquidated damages to compensate Landlord for its damages resulting from such failure to pay and shall be paid to Landlord together with such unpaid amounts. Acceptance of such late payment charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount or prevent Landlord from exercising any of the other rights or remedies granted under this Lease.

         4.4 Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the highest rate legally permitted; provided that interest shall not be payable on late charges incurred by Tenant nor any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

5. ANNUAL RENT ADJUSTMENT

         5.1 Upon the eighth anniversary of the commencement of the Lease and on such anniversary thereafter, the monthly rental for the following lease year shall be adjusted in accordance with the increase evidenced by the increase in the Bay Area All Urban Consumer Price Index for the previous 12 month period. Such annual increase shall in no event be less than 2.5% nor greater than 5%.

6. ADDITIONAL CHARGES FOR INSURANCE AND REAL ESTATE TAXES

         6.1 This Lease is intended to be a net Lease; and the Base Rent hereunder is to be paid by Tenant absolutely net of all costs and expenses relating to Landlord's ownership and operation of the Building. The provision of this Article 6 for the payment of Tenant's Tax Share and Tenant's Insurance Share are intended to pass on to Tenant its share of all such costs and expenses.

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         For purposes of this Article 6, the following terms shall have the meanings set forth below:

         a. "Calendar Year" means each twelve (12) consecutive month period commencing January 1st of each year during the term, including the partial year during which the Lease commences.

         b. "Tenant's Tax Share" and "Tenant's Insurance Share" mean the percentage figures so specified in Article 1.

         c. "Real Estate Taxes" means all taxes, assessments and charges levied upon or with respect to the entire Property owned by Landlord of which the leased Premises are a part, or any personal property of the Landlord used in the operation thereof, or the Landlord's interest in the Property or such personal property. Real estate taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police or other governmental services or purported benefits to the Property or the occupants thereof, service payments in lieu of taxes, business taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Property, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Property, that are now or hereafter assessed against Landlord by the United States of America, the State of California, or any political subdivision thereof, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or in addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such tax is levied or assessed against Landlord as a substitute for, or in addition to, in whole or in part, any tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes.

         d. "Insurance" means the total cost and expenses paid or incurred by Landlord in connection with obtaining insurance which the Landlord shall carry to insure the building, of which the Premises are a part, for fire and extended coverage, vandalism, malicious mischief, sprinkler leakage, water damage (from roof leakage, ground water, or otherwise) and special extended period (all-risk).

         6.2 Tenant shall pay to Landlord as Additional Charges one twelfth (1/12) of Tenant's Tax Share for each Calendar Year or portion thereof during the term, in advance, on or before the first day of each month during such Calendar Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates. With reasonable promptness after Landlord has received the tax bills for any Calendar Year, or within a reasonable period of time after a termination of this Lease which does not coincide with the expiration of the Calendar Year, Landlord will furnish Tenant with a statement (hereafter called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Calendar Year and Tenant's Tax Share thereof, which statement shall be conclusive and binding on Tenant. If Tenant's Tax Share of the actual Real Estate Taxes for such Calendar Year exceeds the estimated Real Estate Taxes paid by Tenant for such Calendar Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount paid by Tenant and Tenant's Tax Share of the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement; and if the total amount of estimated Real Estate Taxes paid by Tenant for such Calendar Year exceeds Tenant's Tax Share for such Calendar Year, such excess shall be credited against the next installments of Real Estate Taxes due from Tenant hereunder.

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         6.3 Tenant shall pay to Landlord as Additional Charges one twelfth
(1/12) of Tenant's Insurance Share for each Calendar Year or portion thereof during the term, in advance, on or before the first day of each month during such Calendar Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates. With reasonable promptness after the expiration of each Calendar Year, or within a reasonable period of time after a termination of this Lease which does not coincide with the expiration of the Calendar Year, Landlord will furnish Tenant with a statement (hereafter called "Landlord's Insurance Statement") setting forth the amount of Insurance for such Calendar Year and Tenant's Insurance Share thereof, which statement shall be conclusive and binding on Tenant. If Tenant's Insurance Share of the actual Insurance for such Calendar Year exceeds the estimated Insurance paid by Tenant for such Calendar Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount paid by Tenant and Tenant's Insurance Share within fifteen (15) days after the receipt of Landlord's Insurance Statement, and if the total amount of estimated Insurance paid by Tenant for such Calendar Year exceeds Tenant's Insurance Share of the actual Insurance for such Calendar Year, such excess shall be credited against the next installments of Insurance due from Tenant hereunder.

         6.4 Tenant's Tax Share and Tenant's Insurance Share for the Calendar Year in which the Lease commences and for the Calendar Year in which the Lease expires shall be prorated based on a 365-day year, but shall remain subject to adjustment based on receipt of information after date on which the Lease expires.

         6.5 Tenant hereby waives any and all subrogation rights which might arise against Landlord or its insurance carrier.

7. USE

         7.1 Tenant shall use and continuously occupy the Premises during the term of this Lease solely for the purpose of operation of a restaurant, for uses normally incident to such purpose, and for no other use or uses. Tenant shall at Tenant's own cost and expense comply with all applicable laws, statutes and regulations relating to Tenant's use and occupancy of the Premises, whether such laws, statutes or regulations be now in force or hereafter enacted. Tenant's failure to comply shall be ground for termination of this Lease by Landlord.

         7.2 Tenant shall not commit, or permit the commission by others, of any waste on the Premises; Tenant shall not maintain, commit or permit the maintenance or commission of any nuisance as defined in California Civil Code Sections 3479 through 3503 on the Premises; and Tenant shall not use or permit the use of the Premises for any unlawful purpose.

8. CONDITION OF PREMISES; ALTERATIONS

         8.1 Tenant hereby accepts the Premises in their "as is" condition.

         8.2 Except as otherwise expressly provided in Article 9.8 of the Lease, Tenant shall at its own cost and expense keep and maintain all portions of the Premises as well as all improvements on the Premises and all facilities appurtenant to the Premises in good order and repair and in safe and clean condition, reasonable wear and tear excepted.

         8.3 Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to or in any part of the

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Building, the fixtures and equipment therein, provided that any such alterations or additions shall not materially adversely affect the functional utilization of the Premises.

         8.4 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code and imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, or in the event Landlord is required or elects to make alterations or to perform maintenance with respect to, any part of the Building in order to comply with such mandatory or voluntary controls or guidelines, such compliance, the making of such alterations and or the performance of such maintenance shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Base Rent and Additional Charges reserved hereunder or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant.

         8.5 Without the prior written consent of Landlord, which Landlord may refuse in Landlord's sole discretion, Tenant shall not place or install in the Premises any machine, equipment, files or other load the weight of which shall exceed 80 pounds per square foot; and if Landlord consents to the placement or installation of any such machine, equipment, files or other load in the Premises, Tenant at its sole cost and expense shall reinforce the floor of the Premises in the area of such placement or installation, pursuant to plans and specifications approved by Landlord and otherwise in compliance with this
Article 8, to the extent necessary to assure that no damage to the Premises or the Building or weakening of any structural supports will be occasioned thereby.

         8.6 Tenant shall not make or permit any alterations, installations, additions or improvements, structural or otherwise (herein collectively called "Alterations"), in or to the Premises or the Building without Landlord's prior written consent, which Landlord may give or withhold in Landlord's sole discretion. Tenant shall be responsible for the cost of any additional alterations and improvements required by the law to be made to or in the Building as a result of any Alterations. All Alterations shall be done in accordance with plans and specifications approved by Landlord, and subject to all other conditions which Landlord may in its sole discretion impose. Upon completion of any Alterations, Tenant shall provide to Landlord at Tenant's expense "as built" plans and specifications.

         8.7 Except as provided in Section 8.8 and with respect to the property described in Exhibit A, all appurtenances, fixtures, improvements, equipment, additions and other property attached to or installed the Premises at the commencement of or during the Term shall be and remain the property of Landlord and shall not be removed by Tenant unless requested by Landlord.

         8.8 All furniture, furnishings and articles of movable personal property installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without structural or other material damage to the Building (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Term; provided, however, (i) any equipment or other property which is a replacement for items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property, and (ii) that the property described in Exhibit A shall not be removed without the written consent of Landlord. Upon the last day of the term of this Lease, or on any sooner termination, Tenant shall remove from the Premises all of Tenant's Property unless, in Tenant's initial request for the Landlord's consent to the Alterations, Tenant also requested permission to leave the Tenant's Property in question in place at the expiration of the Term and the Landlord consented in writing to such request, and except such items as the parties have otherwise agreed are to remain and to become the property of Landlord. Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal. Tenant's obligations under this Section 8.9 shall survive the termination of this Lease. Any items of Tenant's property which shall remain in the premises after termination of this Lease may, at the option

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of the Landlord, be deemed abandoned and in such case may either be retained by
Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

         8.9 As security for the faithful performance of all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant hereby grants to Landlord a security interest in all of Tenant's Property now or hereafter placed on or affixed to the Premises by Tenant. Any right of removal of Tenant's Property given Tenant by the provisions of Section 8.8 shall be exercisable only if, at the time of the removal, Tenant is not in default in performance of this Lease. Tenant may, however, at any time it is not in default in performance of this Lease, trade in or replace any of Tenant's property free of the security interest created by this Section 8.8 and this security interest will then attach to the item that replaced such trade fixture. On default in performance of any obligation of this Lease to be performed by Tenant, Landlord shall immediately have as to the foregoing items the remedies provided to a secured party under the Uniform Commercial Code as enacted in California. Tenant will deliver to Landlord upon the execution of this Lease a Form UCC-1 Financing Statement evidencing this security interest and such other documentation as Landlord may reasonably require to perfect this security interest.

         8.10 On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to landlord in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in the Lease, Tenant shall leave the power panels, electrical distribution systems, lighting fixtures, heating, ventilating and air conditioning systems and plumbing on the Premises in good operating condition.

9. UTILITIES; MAINTENANCE AND REPAIRS

         9.1 Tenant shall pay, and shall hold Landlord free and harmless from, all charges for the furnishing of gas, water, electricity, telephone service, sewage, and other public utilities to the Premises during the Term or any extension thereof and Tenant shall pay for the removal of garbage and rubbish from the Premises during the terms of this Lease or any extensions thereof.

         9.2 It is expressly understood that Tenant shall pay for the electricity consumed by the heating, ventilation and air conditioning ("HVAC") system servicing the Premises and shall maintain in good condition said HVAC system. Tenant will cause to have performed regular, periodic, preventative maintenance of the HVAC system and Tenant will provide Landlord with evidence of such within 20 days of the performance of such service.

         9.3 Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not (a) connect or use any electrical equipment that exceeds the capacity of the Building's electrical system; or (b) connect any apparatus, machinery or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet.

         9.4 Landlord will cause to have performed regular, periodic, preventative maintenance of the freight elevator. In the event that the freight elevator needs to be repaired or replaced during the Term of this Lease, Tenant shall be responsible for 50% of the cost of such repair or replacement and Landlord shall be responsible for 50% of the cost of such repair or replacement.

         9.5 Tenant shall maintain in good condition and repair the kitchen flue. Tenant shall cause an inspection of the kitchen flue at no less than four month intervals. Upon written demand by the Landlord, Tenant shall increase these frequency of the inspections to once every quarter.

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         9.6 Tenant shall arrange and pay for a monthly pest control service.
Tenant shall furnish to Landlord verification of the inspections and service described in this Section within a reasonable time after each such inspection or service has been performed.

         9.7 All repairs, replacements and maintenance by Tenant shall be made and performed: (a) at Tenant's cost and expense; (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials which will not interfere with or impair the operations, use or occupation of the Building, and (e) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any repairs or replacements required to be made by Tenant, including, without limitation, any fees charged by Landlord's contractors to review plans and specifications prepared by Tenant.

         9.8 Landlord shall at its own cost and expense maintain in good condition and repair the exterior roof, exterior walls except show glass windows, structural supports, and the foundation of the Premises; provided, however, that Landlord shall not be liable for any damages to Tenant or the property of Tenant resulting from Landlord's failure to make any repairs required by this article unless such damages are caused by Landlord's negligence and written notice of the need for such repairs has been given to Landlord by Tenant and Landlord has failed for a period of sixty (60) days after receipt of the notice, unless prevented by causes not the fault of the Landlord, to make the needed repairs; provided further that Landlord shall promptly be reimbursed for the full cost of any repairs made pursuant to this article required because of the negligence or other fault of the Tenant or its employees or agents or subtenants, if any.

10. LIENS

         10.1 Tenant shall keep the Premises free and clear from any and all liens, claims and demands for work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, Tenant shall cause the lien to be released of record by payment or posting of a proper bond. Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including the payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including without limitation reasonable attorneys' fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Building from mechanics' and materialmen's liens.

11. COMPLIANCE WITH LAWS

         11.1 Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities relating to the Premises or the use, improvement or occupancy thereof. Any word of installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article 11 shall be made in conformity with and subject to the provisions of Section 8.6.

         11.2 As used herein, the following items shall have the following meanings: "Environmental Activity" means any actual, proposed or threatened use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any Hazardous Materials from, into,

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on/under or about the Premises, or any other activity or occurrence that causes or would cause any such event to exist; "Environmental Requirements" means all present and future federal, state, regional or local laws relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any Hazardous Materials; and "Hazardous Material" means at any time any substances or material which at such time are classified or considered to be hazardous or toxic under any Environmental Requirement. Tenant shall not engage in nor permit the occurrence of any Environmental Activity. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permit, licenses, and other governmental and regulatory approvals required under any Environmental Requirements for any Environmental Activity by tenant, including, without limitation, the discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises, and upon termination of this Lease shall cause all of its Hazardous Materials to be removed from the Premises in accordance and in compliance with all applicable Environmental Requirements. Upon having knowledge thereof, Tenant shall immediately notify Landlord in writing of any regulatory action that has been instituted, or threatened by any governmental agency or court with respect to Tenant that relates to any Environmental Activity; any claim relating to any Environmental Activity by Tenant in, on or about the Premises, or that arises out of or in connection with any Hazardous Materials in, on, under or about the Premises or removed from the Premises; or any actual or threatened material release on, under or about the Premises or any adjacent property of any Hazardous Material, except any Hazardous Material whose discharge or emission is expressly authorized by and in compliance with a permit issued by a federal, state, regional or local governmental agency pursuant to Environmental Requirements. Tenant shall provide Landlord with copies of any communications with any third party relating to any claim made or threatened with respect to any Environmental Activity by Tenant in, on or about the Premises. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) arising from or caused in whole or in part, directly or indirectly, by (i) any Environmental Activity by Tenant; or (ii) Tenant's failure to comply with any Environmental Requirements. Tenant's obligations under this Section 11.2 shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any repair or decontamination of the Premises, or the preparation and implementation of any closure, remedial action or other plans in Environmental Activity by tenant, and shall survive the expiration or earlier termination of this Lease. The provisions of this Section 11.2 shall survive the termination of this lease.

         11.3 Tenant shall not do anything, or permit anything to be done, in or about the Premises which would: (a) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Building, any portion of the Building, or any property located therein, or (b) resulting in a refusal by fire insurance companies of good standing to insure the Building, any portion of the Building, or any property located therein, in amounts reasonably satisfactory to Landlord; or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted on the Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association and with any similar body that shall hereafter perform the function of such Association.

12. SUBORDINATION

         12.1 Without the necessity of any additional document, this Lease shall be subject to and subordinate at all times to (a) all reciprocal easement agreements and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the Real Property or both, and
(b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, Real Property ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the

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

right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. In the event any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest. The provisions of this Article 12 shall be self-operative and no further instrument shall be required. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord, any additional documents evidencing the priority or subordination of this Lease to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust.

13. INABILITY TO PERFORM

         13.1 If Landlord is unable to fulfill, or is delayed in fulfilling any of Landlord's obligations under this Lease, by reason of acts of God, accidents, breakage, repairs, maintenance, strikes, lockouts, other labor disputes, inability to obtain materials, or any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Charges, or entitle Tenant to any abatement or diminution of Base Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Tenant hereby waives and releases any right to terminate this Lease under California Civil Code Section 1932(1) or under any similar law, statute or ordinance now or hereafter in effect.

14. DESTRUCTION

         14.1 If the Premises or the Building are damaged by fire or casualty, Landlord shall forthwith repair the same provided that such repairs can e made within 180 days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Additional Charges while such repairs to be made hereunder by Landlord are being made. Such proportionate reduction shall be based upon the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises. Within 60 days after the date of such damage (or as soon as reasonably possible after such 60-day period), Landlord shall notify Tenant whether or not such repairs cannot be made within 180 days after the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within 180 days from the date of Landlord's notice to Tenant of the time necessary to make such repairs either to: (a) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Base Rent and Additional Charges shall be reduced as provided herein; or (b) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than 30 nor more than 60 days after notice is given. In the event that such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In case of termination, the Base Rent and Additional Charges shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Additional Charges up to the date of termination based upon estimate produced by Landlord, with a final settlement of Additional Charges to be completed after the end of the applicable Calendar Year, in accordance with Article 6 above. Landlord agrees to refund to Tenant any Base Rent and Additional Charges previously paid for any period of time subsequent to such date of termination. The repairs to be made

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

hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the Property of Tenant or any damage caused by the employees or any repairs or replacements of any paneling, decorations, railings, floor coverings, or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4).

15. EMINENT DOMAIN

         15.1 If all or any part of the Premises shall be taken as a result of the exercise of power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within 30 days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If any material part of the Building shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, Landlord shall have the right to terminate this Lease by written notice to Tenant within 30 days of the date of taking. In the event of taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against landlord for the value of any unexpired term of this Lease or otherwise; provided that Landlord shall have no claim to any portion of the award that is specifically allocable to Tenant's relocation expenses or the interruption of or damage to Tenant's business. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Additional Charges thereafter to be paid shall be equitably reduced.

         15.2 Notwithstanding any other provision of this Article 15, if a taking occurs with respect to all or any portion of the premises for a limited period of time, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Charges and to perform all of the terms, conditions and covenants of this Lease. In the event of any such temporary taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the term up to the total Base Rent and Additional Charges owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award.

         15.3 Tenant hereby waives and releases any right to terminate this Lease in whole or in part under California Code of Civil Procedure Sections 1265.120 and 1265.130 or under any similar law, statute or ordinance now or thereafter in effect.

16. LIMITATION OF LANDLORD'S LIABILITY

         16.1 Landlord shall not be responsible for or liable to Tenant and Tenant hereby waives all claims against Landlord for any injury, loss or damage to any person or property in or about the Premises by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct) including, without limitation, acts or omissions of persons occupying any portion of the Building; theft, burst, stopped or leaking water, as, sewer or steam pipes; or gas, fire, smoke, paint, polish, Environmental Activity, oil or electricity in, on or about the Premises or the Building.

17. ACCESS TO PREMISES

         17.1 Landlord reserves, for itself and any designated agent, representative, employee or contractor, the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant reasonable notice: (a) to inspect the Premises, (b) to determine whether Tenant is complying with the terms of this Lease, (c) to show the Premises to prospective purchasers, mortgagees or, during the last year of the Term of this

Lease, tenants, (d) to post notices of nonresponsibility, and (e) to alter, improve or repair the Premises and any portion of the Building, without the abatement of Base Rent or Additional Charges, and may for that purpose erect, use and maintain necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. Tenant agrees that 24 hours notice shall be deemed reasonable notice under this Section 17.1. Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises (excluding Tenant's vaults or safes). Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the premises or any portion thereof.

18. INDEMNITY AND INSURANCE

         18.1 Tenant agrees to indemnify Landlord against and save Landlord harmless against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including, without limitation, reasonable attorney's fees and costs, incurred in connection with or arising from: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the uses or occupancy or manner of uses or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, or
(c) the condition of the Premises or any occurrence on the Premises from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord, or (d) any acts, omissions or negligence of Tenant or of the contractors, agents, servants, employees, visitors or licensees of Tenant, in, on or about the Premises or the Building. Tenant's obligations under this
Section 18.1 shall survive the termination of the Lease.

         18.2 Tenant shall procure at its cost and expense and keep in effect during the Term comprehensive general liability insurance, including contractual liability with a combined single limit of liability of not less than two million dollars ($2,000,000.00), and with a deductible amount acceptable to Landlord. Such coverage shall be in a comprehensive general liability form with at least the following endorsements to the extent such endorsements are generally available: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insureds, (iii) providing coverage and products completed operations coverage (where applicable), (iv) deleting any liquor liability exclusions, and (v) providing for coverage of employee's automobile nonownership liability. Such insurance shall name Landlord and any other party designated by Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance and not excess over contributory with any other valid, existing and applicable insurance covering the same loss carried by Landlord or any other party, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the public period, and shall provide the Landlord will receive 30 days written notice from the insurer prior to any cancellation or changes of coverage. Tenant shall deliver to Landlord policies of such insurance satisfactory to Landlord on or before the Commencement Date, and thereafter at least 30 days before the expiration dates of expiring policies; and in the event Tenant shall fail to procure such insurance, or to deliver such policies, Landlord may, at its option, procure same for the account of Tenant, and the

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

cost thereof shall be paid to the Landlord within five days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this
Article 18 shall in no way limit Tenant's liability under provisions of Article 19.

         18.3 Tenant shall be responsible, at its cost and expense, for separately insuring Tenant's Property.

         18.4 Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received with respect to a loss Tenant hereby waives any right of recovery against Landlord and against any other party maintaining a policy of insurance with respect to the Building or any portion thereof or the contents of any of the same for any loss or damage maintained by such other party with respect to the Building or the Premises or any portion of any thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of Landlord. If any policy of insurance relating to the Premises carried on by Tenant does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, Tenant shall, if possible, obtain from the insurer under such policy a waiver of all rights of subrogation the insurer might have against Landlord or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy.

         18.5 In order that the business of Tenant may continue with as little interruption as possible, tenant shall, during the full term of this lease and any renewals or extensions thereof, maintain at Tenant's own cost and expense an insurance policy issued by a company rated by A.M. Best as an A rated company, or better, which is acceptable to Landlord and is authorized to conduct insurance business in California insuring for their full insurable value all fixtures and equipment and, to the extent possible, all merchandise that is, at any time during the term of this Lease, in or on the Premises against damage or destruction by fire, theft, or the elements ("all-risk" insurance).

19. ASSIGNMENT AND SUBLETTING

         19.1 Tenant may not directly or indirectly (including, without limitation, by merger, acquisition; or other transfer of any controlling interest in Tenant); voluntarily or by operation of law, sell, assign, encumbered, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold or subleasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, "Sublease") without Landlord's prior written consent in each instance, which shall not be unreasonably withheld. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for landlord to withhold its consent in the following instances:

                  (a) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy by other than restaurant purposes; would entail any alternations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

                  (b) in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee (a) is insufficient to support the obligations of the assignment or sublease or (b) does not meet the credit standards applied by Landlord for other leases with comparable terms;

                  (c) in Landlord's reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

                  (d) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or sublessee;

                  (e) in Landlord's reasonable judgment, the Premises or a part thereof will be used in a manner that will violate a negative covenant as to use contained in another lease of space in the Building;

                  (f) the uses of the Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

                  (g) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this
Article 19;

                  (h) Tenant is in default of any obligation of the Tenant under this Lease, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

                  (i) the subletting would result in the division of the Premises into two or more subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

         19.2 If Tenant desires to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall give written notice (herein called "Notice of Proposed Transfer") to Landlord of its intention to do so, which notice shall state the terms and conditions under which Tenant is willing to enter into such a proposed Assignment or Sublease.

         19.3 Within fifteen business days after Landlord's receipt of the Notice of Proposed Transfer pursuant to Section 19.2, Landlord shall provide Tenant with a written notice of Landlord's approval or disapproval of the proposed transfer. If Landlord approves the proposed transfer, Tenant shall be entitled for a period of 90 days following the Landlord's notice to enter into such Assignment or Sublease of the Premises, or portion thereof, subject to landlord's prior written approval of the proposed subtenant or assignee (collectively "Transferee"), which shall not be unreasonably withheld as provided above; provided, however, that any rent or other consideration realized by Tenant under any such Assignment or Sublease, in excess of the Base Rent and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to each Sublease or Assignment) and reasonable commissions and the cost of any Alterations incurred in connection with such Sublease or Assignment, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant, Tenant shall provide Landlord with such information regarding the proposed Transferee as Landlord may reasonably request. Landlord's failure to provide a written notice of its decision to approve or disapprove a proposed transfer within said 15 business days shall constitute a disapproval of the proposed transfer.

         19.4 No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this
Article 19 shall be void and, at the option of the Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of any Base Rent, Additional Charges or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferor to comply with this Article 19.

         19.5 Each Transferee shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and additional charges, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No assignment shall be binding on Landlord unless Tenant or Transferee shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by such Transferee satisfactory in substance and form to Landlord, and consistent with the requirements of this Section 19.5, but the failure or refusal of such Transferee to execute such instrument of assumption shall not release or discharge such Transferee from its liability as set forth above.

         19.6 Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with any proposed Sublease or Assignment, including, without limitation, the costs of making investigations as to the acceptability of the proposed Transferee and legal costs incurred in connection with the granting of any requested consent.

20. DEFAULT

         20.1 Any vacation or abandonment of more than fifty percent (50%) of the Premises for a continuous period in excess of five business days or any failure to pay any Base Rent or Additional Charges as and when due, or any failure to perform or comply with any covenant, condition or representation made under this Lease (including any exhibits hereto), shall constitute a default hereunder by Tenant, subject in the specific instances set forth below to the expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of three days from the date of the written notice from Landlord within which to cure any default in the payment of Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice regarding Tenant's failure to make such payments when due more than once during any twelve month period, and any such failure by Tenant after Tenant has received one such notice in any twelve month period from Landlord shall constitute a default by Tenant hereunder without any requirement on the part of Landlord to give Tenant notice of such failure. Tenant shall have a period of ten days from the date of written notice from Landlord within which to cure any other default under this Lease.

         20.2 The appointment of a receiver to take possession of all or substantially all of the assets of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, shall also constitute a default under this Lease by Tenant.

         20.3 Upon the occurrence of a default by Tenant which is not cured by Tenant within the applicable grace period specified in Section 20.1, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord at law or in equity:

                  (a) The rights and remedies provided by California Civil Code
Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to California Civil Code Section 1951.2(b).

                  (b) The rights and remedies provided by California Civil Code
Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession. If Landlord exercises its rights under California Civil Code Section 1951.4, Landlord as attorney-in-fact for Tenant may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, Tenant shall be immediately liable for payment to Landlord of, in addition to Base Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Base Rent and Additional Charges owing hereunder for the period of such subletting (to the extent such period does not exceed the Term) excess the amount to be paid as Basic Rent and Additional Charges for the Premises for such period pursuant to such subletting. For all purposes set forth in this subsection 20.3(b), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord as attorney-in-fact for Tenant shall be construed as an election on Landlord's part to terminate this Lease or Tenant's right to possession unless a written notice of such intention is given to Tenant. No action taken by Landlord pursuant to this subsection 20.3(b) shall be deemed a waiver of any default by Tenant and, notwithstanding such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

                  (c) The right to have a receiver appointed for Tenant upon application by Landlord to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to the Landlord as attorney-in-fact for Tenant pursuant to subsection 20.3(b) hereof.

21. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS

         21.1 If Tenant shall default in the performance of its obligations under this Lease, Landlord at any time thereafter and without notice may remedy such default for Tenant's account and at Tenant's expense without thereby waiving such default or any rights or remedies of Landlord on account of such default. Tenant shall pay to Landlord upon demand all sums expended by Landlord, or other costs damages, expenses or liabilities incurred by Landlord, including, without limitation, reasonable attorney's fees and costs, in remedying or attempting to remedy such default. Tenant's obligations under this Section 21.1 shall survive the termination of this Lease.

22. SECURITY DEPOSIT

         22.1 Tenant shall pay to the Landlord Tenant's security deposit for the faithful performance of all terms, covenants and conditions of this Lease. The sum of the security deposit shall be $19,500, payable as follows: (1) the sum of $9,500 shall be paid upon execution of this Lease; (2) the sum of $2,000 shall be paid on or before June 1, 1997; (3) the sum of $2,000 shall be paid on or before July 1, 1997; (4) the sum of $2,000 shall be paid on or before August 1, 1997; (5) the sum of $2,000 shall be paid on or before September 1, 1997; and
(6) the sum of $2,000 shall be paid on or before October 1, 1997. This obligation shall be deemed partially satisfied to the extent of any amounts Tenant previously shall have paid Landlord as a security deposit pursuant to the consent to assignment of the 1989 Lease. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 20 hereof, apply the security deposit in whole or in part to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. Without limiting the foregoing, in the event the Lease is terminated and such termination does not coincide with the expiration of a Calendar Year, Landlord may retain the security deposit for a reasonable period of time after the expiration of the Calendar Year, in order to allow it to determine the actual amount of Tenant's Tax Share and Tenant's

Insurance Share, as applicable. Should Landlord use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

         22.2 If Tenant has fully and faithfully performed all of the terms and conditions of the Lease through the end of the fifth year of the Term, then $9,500 of the security deposit shall be returned to Tenant. If there has been an event of default under Article 20 of the Lease prior to the end of the fifth year of the Term, then Tenant shall not be entitled to the return of any portion of the security deposit prior to the end of the Term; in that event, Tenant's right to the return of all or any portion of the security deposit at the end of the Term is subject to the Landlord's rights under Section 22.1, above.

23. TAX ON TENANT'S PERSONAL PROPERTY

         23.1 At least ten days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's Property and shall deliver satisfactory evidence of such payment to Landlord. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's Property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment, as determined from time to time by Landlord.

24. AUTHORITY

         24.1 If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

25. RECORDING

         25.1 Either Landlord or Tenant shall, upon request of the other, executive, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. NOTICES

         26.1 Notices or other communications given or required to be given under this Lease shall be effective only if given in writing, sent by certified mail with a return receipt requested or delivered personally: (a) to Tenant; (i) at the address indicated in Article 1 or to such other address as tenant may designate as its new address for such purpose by notice given to Landlord in accordance with the provisions of this Article 25; (ii) at the Premises, (iii) at any place where Tenant or any agent, officer or employee of Tenant may be found, or (b) to Landlord: (i) at the addresses indicated in Article 1 to such other address (or addresses) as Landlord may designate as its new address (or addresses) in accordance with the provisions of this Article 25. Any such notice shall be deemed to have been given two days after the date upon which it shall have been mailed if sent by certified mail, or upon the date personal delivery is made.

27. NO WAIVER

         27.1 No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or

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remedy consequent upon a breach thereof, no acceptance of full or partial Base
Rent or Additional Charges during the continuation of such breach, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease.

         27.2 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the part against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. The consent of the Landlord given in any instance under the terms of this Lease shall not relieve the Tenant of any obligation to secure the consent of the Landlord in any other or future instance under the terms of this Lease.

28. TENANT'S CERTIFICATES

         28.1 Tenant, at any time and from time to time upon not less than ten days' prior written notice from Landlord, will execute and deliver to Landlord or to any party designated by Landlord, a certificate of estoppel of Tenant stating: (a) that Tenant has accepted the Premises, (b) the Term of this Lease,
(c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates to which Base Rent and Additional Charges and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any such persons.

29. ATTORNEYS' FEES

         29.1 In the event that either Landlord or tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning of interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and reasonable attorneys' fees.

30. MISCELLANEOUS

         30.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations under this Lease shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provisions of this Lease.

         30.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent landlord) of its interest in the Building, including any transfer by operation of law, Landlord (or subsequent landlord) shall be relieved from all subsequent obligations and liabilities arising under this Lease subsequent to such sale, assignment or transfer.

         30.3 If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision

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to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

         30.4 This instrument, including exhibits hereto, which are made a part of this Lease, constitutes the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

         30.5 Time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified.

         30.6 In the event of any default by Landlord under this Lease, Tenant shall look only to Landlord's interest in the Real Property and Building for the satisfaction of Tenant's remedies; and no other property or assets of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

         30.7 Landlord and Tenant acknowledge and verify than they are not aware of any brokerage fee related to this Lease. Further, they hereby indemnify and hold each other harmless from the claims of any brokers, agents or finders.

         30.8 This Lease shall be construed and enforced in accordance with the laws of the State of California.

31. JURY TRIAL

         31.1 LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE NAY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING OF AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

/s/ S.J.
Initials of Tenant

         Executed on April 22, 1997, in San Francisco, California.

Landlord                             KNIESCHE FAMILY IRREVOCABLE TRUST
                                     by /s/ Theodore Max Kniesche, Jr., Trustee
                                       Theodore Max Kniesche, Jr., Trustee


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                                     KNIESCHE FAMILY IRREVOCABLE TRUST
                                     by /s/ Betty Ann Kniesche, Trustee
                                        Betty Ann, Trustee

                        (signature continue on next page)

                                     THEODORE MAX KNIESCHE, JR.
                                     /s/ Theodore Max Kniesche, Jr.

                                     BETTY ANN KNIESCHE
                                     /s/ Betty Ann Kniesche

Tenant                               STEFAN FILIPCIK
                                     /s/ Stefan Filipcik

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